UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  +353 1 696 0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)

Ordinary shares, par value $0.01 per share	MNK	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, the Board of Directors of Mallinckrodt plc (the “Company”) is actively evaluating the Company’s financial situation and considering options, including transactions that have been proposed by holders of various series of the Company's indebtedness and other Company stakeholders, as well as the viewpoints of the various parties in interest. The Company continues to analyze its situation and engage with various stakeholders. There can be no assurance of the outcome of this process, including whether or not the Company may make a filing in the near term or later under the U.S. Bankruptcy Code or analogous foreign bankruptcy or insolvency laws.

As the Board continues to evaluate alternatives, on June 15, 2023, the Company determined not to make interest payments that were due that date on its (i) 11.500% First Lien Senior Secured Notes due 2028 (the “2028 First Lien Notes”) and (ii) 10.000% Second Lien Senior Secured Notes due 2029 (the “2029 Second Lien Notes”).

The 2028 First Lien Notes were originally issued in an aggregate principal amount of $650 million on June 16, 2022 (the “Effective Date”), by Mallinckrodt International Finance S.A. (“MIFSA”) and Mallinckrodt CB LLC (together with MIFSA, the “Issuers”), each of which is a subsidiary of the Company, and are guaranteed by, and secured by liens on the assets of, the Company and certain of its subsidiaries. The 2028 First Lien Notes were issued pursuant to an indenture dated as of the Effective Date. Interest on the 2028 First Lien Notes, at a rate of 11.500% per annum, is payable semi-annually in cash on June 15 and December 15 of each year.

The 2029 Second Lien Notes were originally issued in an aggregate principal amount of $375 million on the Effective Date by the Issuers, and are guaranteed by, and secured by liens (which are junior in priority to the liens securing the Company’s first lien indebtedness, including the 2028 First Lien Notes) on the assets of, the Company and certain of its subsidiaries. The 2029 Second Lien Notes were issued pursuant to an indenture dated as of the Effective Date. Interest on the 2029 Second Lien Notes, at a rate of 10.000% per annum, is payable semi-annually in cash on June 15 and December 15 of each year.

The failure to make the interest payments due on June 15, 2023, under each series of notes will constitute an event of default for such series if such failure continues unremedied for a period of 30 days. If an event of default occurs under either series as a result of the non-payment of interest, either the trustee under the applicable indenture by notice to the Issuers or holders of at least 25% in principal amount of the outstanding series by notice to the Issuers may declare the principal of, premium (which would include a prepayment premium), and accrued but unpaid interest on all of such series of notes to be due and payable. The occurrence of this event of default under either series of notes, if such series of notes is not discharged and such event of default is not cured promptly, would cause a cross-default under the Company’s first lien senior secured term loans and revolving asset-based credit facility that would permit the applicable lenders to accelerate such indebtedness and terminate any applicable commitments (as applicable). Acceleration of either series of notes would respectively cause a cross-default under the Company’s other secured notes and its opioid settlement obligations that would permit the holders of such notes or the opioid trust to accelerate the applicable obligations.

The determination not to make the interest payments due June 15, 2023, under the 2028 First Lien Notes and the 2029 Second Lien Notes reflects that the Company continues to consider potential alternatives, including filing for protection under the U.S. Bankruptcy Code, but no definitive decision has been made and the Company continues to engage in discussions with various stakeholders.

Item 8.01.	Other Events.

The Company previously entered into an agreement with the U.S. Department of Justice (the “DOJ”) and other governmental parties to settle a range of litigation matters and disputes relating to Acthar Gel (the “Acthar Gel-Related Settlement”). Under the Acthar Gel-Related Settlement, the Company is required, among other things, to pay $260.0 million to the DOJ and other parties over seven years. The $260.0 million in payments consists of (i) a $15.0 million payment upon the Effective Date; (ii) a $15.0 million payment upon the first anniversary of the Effective Date; (iii) a $20.0 million payment upon each of the second and third anniversaries of the Effective Date; (iv) a $32.5 million payment upon each of the fourth and fifth anniversaries of the Effective Date; and (v) a $62.5 million payment upon the sixth and seventh anniversaries of Effective Date. On June 15, 2023, the Company made its required payment of approximately $16.5 million, including interest, to the DOJ and other parties pursuant to the terms of the Acthar Gel-Related Settlement.

Cautionary Statements Related to Forward-Looking Statements

Statements in this Current Report that are not strictly historical, including statements regarding the Board’s ongoing evaluation and consideration of alternatives and related actions and discussions, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: changes in the Company’s business strategy and performance; the Company’s ability to access the capital markets now or in the future; the liquidity, results of operations and businesses of the Company and its subsidiaries; the possibility that the Company and/or certain of its subsidiaries voluntarily initiate proceedings under Chapter 11 of the U.S. Bankruptcy Code or foreign bankruptcy or insolvency laws and the potential effects of the initiation of such proceedings and the resulting bankruptcy or insolvency process on the Company’s liquidity, results of operations and business; governmental investigations and inquiries, regulatory actions and lawsuits; actions taken by third parties, including Holders or the Trust; court actions; the Company’s ability to achieve expected benefits from its prior restructuring activities; the Company’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; the Company’s ability to generate sufficient cash to service indebtedness; restrictions on the Company’s operations contained in the agreements governing the Company’s indebtedness; the impact of Irish laws; and the risks, uncertainties and factors described in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the SEC and available on the Company’s website at http://www.mallinckrodt.com and http://www.sec.gov.

The forward-looking statements made herein speak only as of the date hereof and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC
(registrant)

Date: June 15, 2023	By:	/s/ Mark Tyndall
Mark Tyndall
Executive Vice President, Chief Legal Officer & Corporate Secretary